Media:	Investors:
Thomas Furr Smart Online Inc. 919-765-5000 tfurr@smartonline.com	David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com

Valdis Hellevik
Axis Public Relations
650-401-7700
valdis@axispr.com

Smart Online Implements its New Subscription Pricing Policy
Leading Small Business Platform’s Applications Now Available for a Cost-effective Subscription Price

RESEARCH TRIANGLE PARK, N.C., October 4, 2005 — Smart Online Inc. (OTCBB: SOLN), a leading provider of Software-as-Services (SaS) for the small-to-medium size business (SMB) market, today announced that its leading Web-based small business application platform is now available for a monthly subscription rate starting at $29.95. OneBiz Conductor™ is an open platform to enable business owners or dispersed workgroups to securely view, enter and efficiently manage their business information, and have that data immediately updated and available across applications.

“Smart Online’s OneBiz Conductor small business application platform is based on a Software-as-Services delivery model, and as such, users always have access to all of their applications and business data at all times, without ever having to worry about upgrading applications,” said Michael Nouri, president & CEO, Smart Online Inc. “Users now have our newest applications including Human Resources, Accounting and Shipping, in addition to our existing tools, for a cost-effective monthly rate.”

Smart Online’s small business application platform is available by accessing http://www.smartonline.com. A free trial is available for new users.

About Smart Online’s OneBiz Conductor™
Today’s small-and-medium size businesses require a cost-effective, efficient and easy-to-use method of managing daily business operations so they can focus on decision-making and revenue generation. Smart Online’s OneBiz Conductor is a comprehensive, Web-native business application platform to enable businesses to operate efficiently. Accessing a simple-to-use “Dashboard” offers a single view of daily business activities and fully integrated business applications and workflow modules. A business owner or a dispersed workgroup is enabled with secure access to a complete calendaring system, business contact management system, a shipping application, human resource application and accounting application that are updated and maintained in real-time.

About Smart Online Inc.
Smart Online Inc.(OTCBB: SOLN) is a pioneer of Web-native applications, and is the first provider to offer a private-labeled online business platform that enables Web delivery of applications and services used to start, grow and run small-to-medium size businesses (SMBs). In 1999, Smart Online converted its business applications to a Software-as-Services (SaS) Web delivery model. Today, the company markets its Web-based business applications to customers via http://www.smartonline.com and private-labels its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private-label and add to their Web sites Smart Online’s applications to enable their customers to run their businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.

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Smart Online, the Smart Online logo, and OneBiz Conductor are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other names belong to their respective owners.

Forward Looking Statements
Statements in this press release that are “forward-looking statements,” which include plans for products, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factor Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All information in this press release is as of October 4, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.